EXHIBIT 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc

Tribute Pharmaceuticals Reports Solid Second Quarter 2014 Results

MILTON, ONTARIO - (Marketwired - August 11, 2014) - Tribute Pharmaceuticals Canada Inc. (OTCQX:TBUFF) (TSX-V: TRX) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and U.S., today announced financial results for its quarter ending June 30, 2014. In this press release, all dollar amounts are expressed in Canadian currency - unless otherwise noted - and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

Second Quarter 2014 Highlights:

●	Total revenues grew by 21.4% in Q2 2014 compared to Q2 2013.

●	Licensed domestic product net sales, which includes Tribute’s promoted products Soriatane® and Bezalip SR®, increased 9.8% in Q2 2014 compared to Q2 2013.

●	Other domestic product sales grew 67.3% in Q2 2014 compared to Q2 2013, primarily based on the growth of Cambia® sales during this period.

●	IMS Health, an audited third party provider of sales data, reported a 27.0% increase in total prescriptions written for Cambia® during Q2 2014 compared to Q1 2014.

●
On May 13, 2014 Tribute and Faes Farma, S.A. (BME: FAE), a Spanish pharmaceutical company, announced the signing of a license agreement for the exclusive right to sell Faes’ proprietary product—bilastine—in Canada; bilastine is a treatment of Allergic Rhinitis and Chronic Idiopathic Urticaria (hives).

●	On May 23, 2014 Tribute received approval to list its common shares on the TSX Venture Exchange (TSX-V) and on May 27, 2014, the Company’s common shares started trading under the symbol "TRX."

●	On July 15, 2014 Tribute completed a public offering in Canada in which 42,895,000 units were issued at a price of $0.70 per unit for gross proceeds of $30,026,500.

“We are pleased with our progress in the second quarter of 2014,” said Rob Harris, President and CEO of Tribute. “Our domestic sales were up, Cambia® continues to grow and we licensed the exclusive Canadian rights to bilastine, a new treatment option that, upon approval, will compete in the $115 million Allergic Rhinitis and Urticaria Market. Also we began trading on the TSX Venture Exchange, giving us better access to the Canadian capital markets and Canadian investors.”

Review of Second Quarter 2014 Operating Results

Total revenues for the three month period ended June 30, 2014 increased by 21.4% to $4,041,300 compared to $3,330,000 during the same period in 2013. The growth in revenue was attributable to an increase in licensed domestic product net sales of $220,700 or 9.8% and other domestic product sales of $490,900 or 67.3%.

Gross profit for the three month period ended June 30, 2014 increased by 36.8% to $2,040,400 compared to $1,491,200 during same period in 2013. Underlying improvements in gross profit for the three-month period ended June 30, 2014 resulted from an increase in gross profit of $57,000 from licensed domestic product net sales and an increase of $492,200 from other domestic product sales and international product sales primarily based on the growth of Cambia sales during this period.

Selling, general and administrative expenses for the three month period ended June 30, 2014 were $2,409,700 compared to $2,507,100 for the same period in 2013. The decrease of $97,400 or 3.9% is primarily due to foreign exchange gains in the quarter partially offset by a continued investment in the Company’s sales force and marketing expenses to grow its existing products, plus an increase in business development activities including $41,400 related to a Bezalip SR® filing in the U.S. and $42,400 related to recently licensed bilastine.

The loss from operations for the three month period ended June 30, 2014 was $665,800 compared to the same period in 2013 of $1,350,400, a decrease of $684,600 or 50.7%. The decrease in the loss from operations relates to increased gross profit of $549,200, lower selling, general and administrative expenses $97,400 and decreased amortization of $37,900.

The net loss for the three month period ended June 30, 2014 was $4,400,800, compared to a net loss of $985,700 for the same period in the prior year or an increase of $3,415,100 or 346.5%. This equates to a loss of $(0.09) per share compared to a loss of $(0.02) per share for the same period in 2013.  The increase primarily relates to an increase in the warrant expense (non-cash) of $3,672,500.

Review of June Year-To-Date 2014 Operating Results

For the six month period ended June 30, 2014 total revenues increased by 11.6% to $7,534,800 compared to $6,752,200 in 2013. The increase in revenue was attributable to an increase in licensed domestic product net sales of $603,400 or 14.6%, an increase in Other Domestic Product Sales of $126,500 or 6.9% and an increase in international product sales of $132,300 or 19.2%. Serving as a partial offset was a decrease in royalty and licensing revenues of $79,600.

Gross profit for the six month period ended June 30, 2014 was $3,775,100, higher by 19.2%, or $607,900 compared to the same period in the prior year. Underlying improvements in gross profit for the six month period ended June 30, 2014 resulted from an increase in gross profit of $315,200 from licensed domestic product net sales and an increase of $372,400 from other domestic product sales and international product sales. Serving as a partial offset was a decrease in royalty and licensing revenues of $79,600.

Selling, general and administrative expenses for the for the six month period ended June 30, 2014 were $5,632,300 compared to $5,456,700 for the same period in 2013. The increase of $175,600 or 3.2% related to continued investment in the Company’s sales force and marketing expenses to grow its existing products, plus an increase in business development activities including $286,500 related to a Bezalip SR® filing in the U.S. and $65,100 related to recently licensed bilastine.

The loss from operations for the six month period ended June 30, 2014 was $2,444,200 compared to the same period in 2013 of $2,953,600, a decrease of $509,400 or 17.3%. The decrease in the loss from operations is mainly attributable to a higher gross profit of $607,900 and lower amortization of $77,100 and higher selling, general and administrative expenses of $175,600.

The net loss for the six month period ended June 30, 2014 was $7,689,000, compared to a net loss of $3,702,500 for the same period in the prior year or an increase of $3,986,600 or 107.7%. This equates to a loss of $(0.15) per share compared to a loss of $(0.08) per share for the same period in 2013. The increase primarily relates to an increase in the warrant expense (non-cash) of $3,767,300.

Liquidity and Capital Resources

The Company’s cash and cash equivalents position amounted to $2,302,000 at June 30, 2014 compared to $2,813,500 at December 31, 2013.

Subsequent to June 30, 2014, Tribute completed a public offering in Canada on July 15 whereby 42,895,000 units were issued at a price of $0.70 per unit for gross proceeds of $30,026,500.  Each Unit consists of one common share and one-half of one common share purchase warrant (each whole warrant being referred to as a “Warrant”). Each Warrant entitles the holder thereof to acquire one common share of the Company at a price per share of $0.90 for a period of twenty-four (24) months following the issuance thereof.

About Tribute Pharmaceuticals Canada Inc.

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%) and Collatamp G® in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of Allergic Rhinitis and Chronic Idiopathic Urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval.

Tribute Pharmaceuticals' Forward Looking Statement

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, as amended, and under applicable Canadian securities laws, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp G® is a registered trademark and under license EUSA Pharma (Europe) Limited.

For further information on Tribute visit the Company's website: http://www.tributepharma.com

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contacts:

Scott Langille, CFO
Tribute Pharmaceuticals Canada Inc.
905-876-3166
scott.langille@tributepharma.com

Kevin Fickle
Nuwa Group LLC, President
(925) 330-8315
kevin@nuwagroup.com

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

	As at June 30,	As at December 31,
	2014	2013
ASSETS
Current
Cash and cash equivalents	$2,302,033	$2,813,472
Accounts receivable, net of allowance of $nil (2013 - $nil) (Note 16c)	1,947,243	591,766
Inventories (Note 2)	1,058,899	1,044,831
Taxes recoverable	178,713	651,791
Loan receivable	15,814	15,814
Prepaid expenses and other receivables (Note 3)	192,755	165,886
Current portion of debt issuance costs, net (Note 6)	116,522	91,100
Total current assets	5,811,979	5,374,660
Property, plant and equipment, net (Note 4)	1,054,646	1,089,919
Intangible assets, net (Note 5)	9,622,191	9,717,173
Goodwill	3,599,077	3,599,077
Debt issuance costs, net (Note 6)	301,832	253,712
Total assets	$20,389,725	$20,034,541

LIABILITIES

Current
Accounts payable and accrued liabilities	$4,057,315	$3,284,756
Current portion of long term debt (Note 6)	582,872	204,700
Warrant liability (Note 7 c)	7,705,377	2,966,714
Other current liability (Note 17)	189,430	38,156
Total current liabilities	12,534,994	6,494,326
Long term debt (Note 6)	7,366,024	5,640,102
Total liabilities	19,901,018	12,134,428

Contingencies and commitments (Notes 6 and 10)

SHAREHOLDERS’ EQUITY
Capital Stock
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited Common shares with no par value
ISSUED (Note 7 a)
Common shares 51,581,238 (2013 – 51,081,238)	20,159,102	19947290
Additional paid-in capital options (Note 7 b)	2,503,966	2,286,890
Accumulated other comprehensive loss (Note 17)	(189,430)	(38,156)
Deficit	(21,984,931)	(14,295,911)
Total shareholders’ equity	488,707	7,900,113
Total liabilities and shareholders’ equity	$20,389,725	$20,034,541

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM STATEMENTS OF OPERATIONS,
 COMPREHENSIVE (LOSS) AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Periods Ended June 30		For the Six Month Periods Ended June 30
	2014	2013	2014	2013
Revenues
Licensed domestic product net sales	$2,463,309	$2,242,649	$4,739,693	$4,136,289
Other domestic product sales	1,220,104	729,183	1,954,882	1,828,345
International product sales	357,872	358,215	821,849	689,553
Royalty and licensing revenues	-	-	18,414	98,040
Total revenues (Notes11 and 14)	4,041,285	3,330,047	7,534,838	6,752,227

Cost of Sales
Licensor sales and distribution fees	1,636,895	1,473,246	3,049,938	2,761,725
Cost of products sold	350,600	365,578	696,464	823,341
Expired products	13,356	-	13,356	-
Total Cost of Sales	2,000,851	1,838,824	3,759,758	3,585,066
Gross Profit	2,040,434	1,491,223	3,775,080	3,167,161
Expenses
Selling, general and administrative (Notes 7b, 12 and 15)	2,409,678	2,507,117	5,632,339	5,456,721
Amortization of assets	296,574	334,487	586,926	664,059
Total operating expenses	2,706,252	2,841,604	6,219,265	6,120,780
Loss from operations	(665,818)	(1,350,381)	(2,444,185)	(2,953,619)

Non-operating income (expenses)
Gain (loss) on derivative instrument (Note 17)	(196,800)	-	3,200	-
Change in warrant liability (Note 7c)	(3,205,975)	466,566	(4,617,749)	(850,475)
Accretion expense (Note 6)	(34,409)	(22,984)	(65,526)	(47,229)
Interest income	166	1,242	538	1,967
Interest expense	(298,006)	(80,145)	(565,298)	(168,003)
Loss before tax	(4,400,842)	(985,702)	(7,689,020)	(4,017,359)
Deferred income tax recovery (Note 13)	-	-	-	(314,900)
Net loss for the period	$(4,400,842)	$(985,702)	$(7,689,020)	$(3,702,459)
Unrealized loss on derivative instrument, net of tax (Note 17)	(85,942)	-	(189,430)	-
Net loss and comprehensive loss for the period	(4,486,784)	(985,702)	(7,878,450)	(3,702,459)
Deficit, beginning of period	(17,584,089)	(10,440,313)	(14,295,911)	(7,723,556)
Deficit, end of period	$(21,984,931)	$(11,426,015)	$(21,984,931)	$(11,426,015)
Loss per share (Note 8) – Basic and diluted	$(0.09)	$(0.02)	$(0.15)	$(0.08)
Weighted Average Number of Common Shares – Basic and diluted	51,581,238	50,972,542	51,501,128	45,274,545

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

For the Periods Ended June 30,

	For Six Month Periods Ended
	2014	2013
Cash flows from (used in) operating activities
Net (loss)	$(7,689,020)	$(3,702,459)
Items not affecting cash:
Deferred income tax (recovery)	-	(314,900)
Amortization	598,789	673,579
Changes in warrant liability	4,617,749	850,475
Stock-based compensation	217,076	289,969
Accretion expense	65,526	47,229
Paid-in common shares for services	211,812	-
Change in non-cash operating assets and liabilities	(337,439)	(2,042,686)
Cash flows (used in) operating activities	(2,315,507)	(4,198,793)
Cash flows from (used in) investing activities
Additions to property, plant and equipment	(6,525)	(19,996)
Payment of contingent liability	-	(460,000)
Increase in intangible assets	(222,727)	(6,780)
Cash flows (used in) investing activities	(229,252)	(486,776)
Cash flows from (used in) financing activities
Financing costs deferred	(128,181)	-
Long term debt issued	2,211,000	-
Units issued	-	4,662,700
Long term debt repayment	-	(663,939)
Share issuance costs	-	(428,857)
Cash flows from financing activities	2,082,819	3,569,904
Changes in cash and cash equivalents	(461,940)	(1,115,665)
Change in cash and cash equivalents due to changes in foreign exchange	(49,499)	152,466
Cash and cash equivalents, beginning of period	2,813,472	2,283,868
Cash and cash equivalents, end of period	$2,302,033	$1,320,669

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